================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Pure Atria Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                            PURE ATRIA CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 9, 1997

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pure Atria Corporation, a Delaware corporation (the "Company"), will be held on May 9, 1997, at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are elected, with the following slate of nominees: Aki Fujimura, Reed Hastings, Thomas A. Jermoluk, Paul Levine, David A. Litwack and Louis J. Volpe.

  2. To approve and ratify the Company's amended and restated Employee Stock Purchase Plan, as described herein.


  3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1997.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on March 14, 1997 are entitled to notice of and to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                     THE BOARD OF DIRECTORS

Sunnyvale, California

April 11, 1997

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                            PURE ATRIA CORPORATION

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

  The enclosed Proxy is solicited on behalf of the Board of Directors of Pure Atria Corporation ("Pure Atria" or the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, May 9, 1997 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

  The Annual Meeting will be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California. The Company's principal executive offices are currently located at 1309 South Mary Avenue, Sunnyvale, California 94087. The telephone number at that location is (408) 720-1600. The Company plans to move its principal executive offices by May 1997, to 18880 Homestead Road, Cupertino, California 95014, for which the telephone number is
(408) 863-9900.

  These proxy solicitation materials were mailed on or about April 11, 1997, together with the Company's 1996 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

             INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Each stockholder is entitled to one vote for each share of Common Stock with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

  Any cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter, or facsimile.

RECORD DATE

  Only stockholders of record at the close of business on March 14, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 42,803,204 shares of the Pure Atria Corporation Common Stock, $.0001 par value (the "PASW Common Stock"), were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the PASW Common Stock, see "Beneficial Security Ownership of Management and Certain Beneficial Owners."

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, to include abstentions as shares entitled to vote and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than December 12, 1997 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

ANNUAL REPORT ON FORM 10-K

  A copy of the Company's Annual Report on Form 10-K for fiscal year 1996 filed with the Securities and Exchange Commission may be obtained without charge by sending a written request to Christina Quakenbush, Investor Relations Manager, Pure Atria Corporation, 1309 South Mary Avenue, Sunnyvale, California 94087.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

  A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

  The name of and certain information regarding each nominee is set forth below. There are no family relationships among directors or executive officers of the Company.

   NAME                AGE(1)                          PRINCIPAL OCCUPATION
   ----                ------                          --------------------
Paul Levine .........   42    Chairman of the Board of Directors of the Company
Reed Hastings........   36    President and Chief Executive Officer of the Company
Louis J. Volpe.......   47    Sr. Vice President of Sales & Marketing for GeoTel
                              Communications Corp.
David A. Litwack.....   49    President of Sybase Powersoft Division, Sr. Vice President of Sybase
Thomas A. Jermoluk...   40    President, Chief Executive Officer, Chairman of the Board of Directors
                              of @Home Networks
Aki Fujimura.........   39    Director of the Company

--------
(1)  As of March 1, 1997.

  MR. LEVINE has been Chairman of the Board of Directors of the Company since August 1996. From February 1990 through August 1996, Mr. Levine was President, Chief Executive Officer and a director of Atria Software, Inc., which he co-founded.

  MR. HASTINGS has been, since October 1991, President, Chief Executive Officer and a director of the Company, which he founded. From October 1990 to September 1991, Mr. Hastings was initially a full-time employee and later a part-time consultant at ADAPTIVE, Inc., a manufacturer of high speed communication switching products.

  MR. LITWACK has been a director of the Company since August 1996, and was a director of Atria Software, Inc. from March 1994 through August 1996. Since July 1995, Mr. Litwack has been Senior Vice President of Sybase, Inc., a database software company. Since January 1994, Mr. Litwack has been President of the Powersoft Division of Sybase. From January 1992 to January 1994, Mr. Litwack was the President of Powersoft Corporation. From 1988 to January 1992, Mr. Litwack was the Senior Vice President, Research and Development of Powersoft Corporation.

  MR. VOLPE has been a director of the Company since August 1996, and was a director of Atria Software, Inc., from March 1993 through August 1996. Since May 1996, Mr. Volpe has been Senior Vice President of Sales and Marketing of GeoTel Communications Corporation. From February 1995 to April 1996, Mr. Volpe was Vice President of Marketing of GeoTel Communications Corporation. From May 1993 to January 1995, Mr. Volpe was the Senior Vice President of Marketing and Operations of Parametric Technology Corporation. From September 1989 to May 1993, Mr. Volpe was the Vice President of Marketing and Operations of Parametric Technology Corporation. Mr. Volpe is also a director of Softdesk, Inc.

  MR. JERMOLUK has been a director of the Company since February 1996. Since August 1996, Mr. Jermoluk has been Chairman of the Board, President and Chief Executive Officer of @Home Networks. From 1994 to August 1996, Mr. Jermoluk was President and Chief Operating Officer of Silicon Graphics, Inc. ("SGI"). From 1991 to 1994, he was Executive Vice President of SGI, and from 1988 to 1991, he was Vice President and General Manager of SGI's Advanced System Division. From October 1993 to August 1996 he was a director of SGI. He is currently a director of Forte Software, Inc.

  MR. FUJIMURA has served as a director of the Company since October 1996 and was also a director the Company from April 1993 to August 1996. From December 1995 through August 1996, he served as Vice President, Systems Business Unit and Customer Satisfaction Group of the Company. From April 1993 until December 1995, he was Vice President, Engineering of Pure Software, Inc. From 1988 until April 1993, Mr. Fujimura held various positions at Cadence Design Systems, Inc., an electronic design automation company, most recently as Vice President, Framework Group. Mr. Fujimura is also a director of Bristol Technology, Inc.

VOTE REQUIRED

  The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company (the "Board") held a total of eight meetings during the fiscal year ended December 31, 1996. During Mr. Jermoluk's term as a director a total of seven meetings of the Board of Directors were held, of which he attended five meetings. No other director, during the time he or she was a member of the Board of Directors, attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he or she served, which occurred during 1996. The Board has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

  The Audit Committee, which currently consists of Mr. Volpe and Mr. Jermoluk, is responsible for (i) recommending engagement of the Company's independent auditors, (ii) approving the services performed by such auditors, (iii) consulting with such auditors and reviewing with them the results of their examination, (iv) reviewing and approving any material accounting policy changes affecting the Company's operating results, (v) reviewing the Company's control procedures and personnel, and (vi) reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held two meetings during 1996.

  The Compensation Committee, which currently consists of Mr. Jermoluk, Mr. Volpe and Mr. Litwack, is responsible for (i) reviewing and approving the compensation and benefits for the Company's officers and other employees, (ii) administering the Company's stock purchase and stock option plans, and (iii) determining which eligible individuals (excluding nonemployee directors) receive grants thereunder and the size of such grants. The Compensation Committee held two meetings during 1996.

COMPENSATION OF DIRECTORS

  Directors do not receive additional monetary compensation for their services as directors of the Company.

  Nonemployee directors participate in the Company's 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan was adopted by the Board of Directors in May 1995 and approved by the stockholders in July 1995. The 1995 Plan provides for an automatic grant of a nonstatutory stock option to purchase 15,000 shares of Common Stock to a nonemployee director (an "Initial Option"). For directors holding their positions as of the date on which the Underwriting Agreement was signed in connection with the Company's initial public offering, the Initial Option was granted on such date, and for directors who become such after such date, the Initial Option is granted on the date of the first meeting on which such individual participates as a director. An Initial Option has a term of ten years, is immediately exercisable subject to a repurchase option in favor of the Company, and vests (i.e., is released from the Company's repurchase option) annually in equal fractions over four years, provided the Board member continues to serve as such on each anniversary of the Initial Option's date of grant. In addition, at each annual stockholders meeting, beginning in 1996, each nonemployee director will automatically be granted at that meeting, whether or not he or she is standing for re-election at that particular meeting, a stock option to purchase 5,000 shares of Common Stock (a "Subsequent Option"), provided such individual has served on the Board for at least six months prior to such meeting. Each Subsequent Option has a term of ten years, is immediately exercisable subject to a repurchase option in favor of the Company, and vests (i.e., is released from the Company's repurchase option) in full on the first anniversary of its date of grant, provided the Board member continues to serve as such on such anniversary date. The exercise price of each option granted to directors under the 1995 Plan equals 100% of the fair market value of the Common Stock, based on the closing sales price of the Common Stock as reported on the Nasdaq National Market on the date of grant.

                               PROPOSAL TWO

                     APPROVAL OF AMENDMENT AND RESTATEMENT
                  THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

GENERAL

  The Company's Employee Stock Purchase Plan (the "PASW ESPP") was initially adopted by the Board on May 16, 1995 and initially approved by the stockholders on July 17, 1995. The PASW ESPP permits eligible employees to purchase PASW Common Stock through payroll deductions at a price equal to 85% of the fair market value of the PASW Common Stock at the beginning or at the end of each offering period, whichever is lower. A total of 300,000 shares of PASW Common Stock were initially reserved for issuance under the PASW ESPP.

PURPOSE AND EFFECT OF THE AMENDMENT

  On March 4, 1997, the Board approved an amended and restated form of the PASW ESPP, subject to approval by stockholders. The amended and restated form of the PASW ESPP is described in more detail below, and authorizes additional shares of PASW Common Stock to be reserved for issuance pursuant to the plan. The need for additional shares at this time is partly due to the significant increase in the number of participating employees, resulting from the merger with Atria Software, Inc., ("Atria") in August of 1996. As part of the merger, the Atria Employee Stock Purchase Plan (which had originally reserved shares of Atria Software, Inc. equivalent to 540,615 shares of PASW Common Stock) was terminated at the end of 1996, and the former Atria employees are now eligible to participate in the PASW ESPP (which had originally reserved 300,000 shares of PASW Common Stock). The amended and restated form of the PASW ESPP reserves for issuance 800,000 shares of PASW Common Stock and authorizes the Plan Administrator to increase the number of shares reserved for issuance by repurchasing PASW Common Stock on the open market, up to a maximum of 300,000 such repurchased shares during each of the years 1997, 1998 and 1999. This increased reserve of shares is expected to be sufficient for the plan to operate without additional reserved shares for at least three years.

VOTE REQUIRED

  The affirmative votes of the holders of a majority of the shares of Common present or represented and entitled to vote at the Annual Meeting will be required to adopt the amended and restated PASW ESPP. If the amendment is not approved, the PASW ESPP will remain unchanged.

RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE PASW ESPP.

                           SUMMARY OF RESTATED ESPP

  General. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions.

  Administration. The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

  Eligibility. Each employee of the Company (including officers), whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year, is eligible to participate in an Offering Period (as defined below); provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the Purchase Plan by notifying the Company of their intent to participate in the Plan, authorizing payroll deductions prior to the beginning of any of the sequential six month periods ("Purchase Periods") that make up an Offering Period and filing with the Company a subscription agreement promptly thereafter. The first day of the Purchase Period for which the employee first participates in the Offering Period is that employee's "Entry Date" in the Offering Period.

  Participation in an Offering. The Purchase Plan is implemented by offering periods lasting for two (2) years (an "Offering Period"), with a new Offering Period commencing at the end of every previous Offering Period. Common Stock may be purchased under the Purchase Plan at the end of every Purchase Period, unless the participant withdraws or terminates employment earlier. To the extent the fair market value of the Common Stock on any exercise date in an Offering Period is lower than the fair market value of the Common Stock on the first day of the Offering Period, then such Offering Period will automatically terminate on that exercise date, and all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof. The Board may change the duration of the Purchase Periods or the length or date of commencement of an Offering Period. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 15% of a participant's compensation. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted options to purchase shares of the Company's Common Stock. The option expires at the end of the Purchase Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. The number of shares subject to the option may not exceed 600 shares of the Company's Common Stock per Purchase Period.

  Purchase Price, Shares Purchased. Shares of Common Stock may be purchased under the Purchase Plan at a price not less than 85% of the lesser of the fair market value of the Common Stock on (i) the employee's Entry Date into the Offering Period or (ii) the last day of Purchase Period. The "fair market value" of the Common Stock on any relevant date will be the closing price per share as reported on The Nasdaq National Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of Common Stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Purchase Period by the purchase price.

  Termination of Employment. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week, cancels any portion his or her option beyond the deductions already made, and further participation in the Purchase Plan ceases immediately. In such event, the payroll deductions credited to the participant's account will (at the participant's election during the last ninety (90) days of the current Purchase Period) either be held for purchase of shares at the end of the current Purchase Period, or be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

  Adjustment Upon Change in Capitalization, Change in Control. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the Company effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Purchase Plan, the number and class of shares of stock subject to options outstanding under the Purchase Plan, and the exercise price of any such outstanding options. Any such adjustment shall be made by the Board, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger or acquisition of assets involving the Company, any Offering Periods or Purchase Periods then in progress may be shortened to a new exercise date and the Board shall notify each participant that his or her option shall be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the Offering Period.

  Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the Purchase Plan. An Offering Period may be terminated by the Board of Directors at the end of any Purchase Period if the Board determines that termination of the Purchase Plan is in the best interests of the Company and its shareholders. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting, if such amendment would require shareholder approval in order to comply with Section 423 of the Code. The Purchase Plan will terminate in 2005.

  Withdrawal. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

  Federal Tax Information for Purchase Plan. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the Offering Period or more than one (1) year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or
(ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

                              PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG"), independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. KPMG has audited the Company's financial statements since January 1995. A representative of KPMG is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

  The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of KPMG, the appointment of the independent auditors will be reconsidered by the Board of Directors.

                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth the beneficial ownership of Common Stock of the Company as of April 1, 1997 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the PASW Common Stock ("Principal Stockholders"); (ii) each of the Company's directors; (iii) each of the officers named in the Summary Compensation Table ("Named Officers"); and (iv) all directors and executive officers of the Company as a group.

                                                               SHARES     PERCENTAGE
                                                            BENEFICIALLY BENEFICIALLY
                           NAME                               OWNED(1)      OWNED
                           ----                             ------------ ------------
      Amerindo Investment Advisors Inc.(2)(3)..............  4,629,435       10.6%
       One Embarcadero Center, Suite 2300
       San Francisco, CA 94111

      Reed Hastings(4).....................................  4,080,000        9.4
       c/o Pure Atria Corporation
       1309 South Mary Avenue
       Sunnyvale, CA 94087

      Pilgrim Baxter & Associates (2)......................  3,865,257        8.9
       1255 Drummers Lane
       Suite 300
       Wayne, PA 19087

      Warburg, Pincus Counsellors, Inc.(2).................  3,401,730        7.8
       466 Lexington Avenue
       New York, NY 10017

      Price T. Rowe Associates Inc.(2).....................  2,184,244        5.0
       100 East Pratt St.
       Baltimore, MD 21202

      Paul H. Levine(5)....................................    386,943          *

      Louis J. Volpe(6)....................................     66,292          *

      David A. Litwack(7)..................................      8,063          *

      Thomas A. Jermoluk(8)................................     15,000          *

      Aki Fujimura(9)......................................    446,383        1.0

      Chuck Bay(10)........................................    137,000          *

      W. Geoffrey Stein(11)................................     41,650          *

      All directors and executive officers as a group:
       (8 persons)(12).....................................  5,181,331       11.9

--------
*    Represents less than 1% of the outstanding shares of the Company.

 (1) The number and percentage of shares beneficially owned is determined under rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of April 1, 1997 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
 (2) This information was obtained from filings made with the Commission pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

 (3) These securities are owned in the aggregate by Amerindo Investment Advisors Inc., a California corporation, Amerindo Advisors (U.K.) Limited, Amerindo Investment Advisors, Inc., a Panama corporation, the Amerindo Advisors (U.K.) Limited Retirement Benefits Scheme, Alberto W. Vilar, Gary A. Tanaka, James P.F. Stableford and Renata Le Port; however, these stockholders expressly disclaim that they are, in fact the beneficial owner of all but 7,723 shares of such securities.
 (4) Mr. Hastings is also President, Chief Executive Officer and a director of the Company.

 (5) Includes 148,282 shares of PASW Common Stock subject to options exercisable within sixty days of April 1, 1997.

 (6) Includes 44,206 shares of PASW Common Stock subject to options exercisable within sixty days of April 1, 1997.

 (7) Represents shares of PASW Common Stock subject to options exercisable within sixty days of April 1, 1997.

 (8) Represents shares of PASW Common Stock subject to options exercisable within sixty days of April 1, 1997.

 (9) Includes 342,183 shares of PASW Common Stock subject to options exercisable within sixty days of April 1, 1997.

(10) Includes 107,000 shares of PASW Common Stock subject to options exercisable within sixty days of April 1, 1997.

(11) Includes 41,171 shares of PASW Common Stock subject to options exercisable within sixty days of April 1, 1997.

(12) Includes 705,905 shares of PASW Common Stock subject to options exercisable within sixty days of April 1, 1997 held by executive officers and directors of the Company.

CHANGE IN CONTROL

  Rational Software Corporation has entered into a definitive agreement to acquire Pure Atria Corporation to create a leading software company, operating worldwide, whose products automate the component-based development of software applications. Under the terms of the acquisition agreement, all of the outstanding shares of Pure Atria common stock will be exchanged for shares of Rational on the basis of 0.90 shares of Rational stock for each share of Pure Atria stock. Outstanding options to purchase Pure Atria stock will be converted at the exchange ratio into Rational options. The transaction is expected to be accounted for as a pooling of interests and to qualify as a tax-free reorganization. Rational expects to recognize a one-time charge related to certain merger costs and related expenses in the second quarter of its fiscal 1998.

  The board members and officers of Pure Atria will agree to vote their shares in favor of the acquisition. Furthermore, Pure Atria and Rational have granted reciprocal options to purchase newly issued shares equal to approximately 19.9 percent of each of the issuing company's currently outstanding shares, which are exercisable upon certain events. Completion of the transaction is subject to customary conditions, including approval by the stockholders of Rational and Pure Atria and Hart-Scott-Rodino review. The merger is expected to close in the third quarter of calendar 1997.

  Paul D. Levy, a founder of Rational, will continue as Rational's chairman and chief executive officer and Michael T. Devlin, a founder of Rational, will continue as Rational's president. Robert T. Bond, a thirteen-year veteran with Rational, will continue as the company's chief operating and financial officer. Upon completion of the merger, Reed Hastings, a founder, president, and chief executive officer of Pure Atria, will become Rational's chief technical officer. Pure Atria's principal lines of business, which focus on automating software quality and test and software configuration management, will become new Rational business units within Rational's Products Group. The Pure Atria sales and services operation will be integrated into Rational's worldwide field sales operation to form a single, unified sales force managed by Rational's senior vice president for worldwide field operations, John Lovitt, a twelve-year veteran with Rational. Rational's board of directors will continue in place following completion of the acquisition.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

  Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during fiscal 1996 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with, except that Mr. Fujimura reported a total of 11 transactions late in a total of 6 Forms 4.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee was formed in May 1995 and is currently composed of Mr. Jermoluk, Mr. Volpe and Mr. Litwack. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

                        EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information concerning total compensation of the Chief Executive Officer of the Company and each of the five most highly compensated executive officers of the Company during the last year (the "Pure Atria Named Officers"), for services rendered to the Company in all capacities during the last three fiscal years ended December 31, 1996:

                                                                         LONG TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                         SECURITIES
  NAME AND PRINCIPAL                                                     UNDERLYING      ALL OTHER
       POSITION                                 YEAR    SALARY   BONUS    OPTIONS     COMPENSATION(1)
  ------------------                            ----    ------- ------- ------------  --------------
Reed Hastings.................................. 1996    160,000  71,288       --             188(3)
 President, Chief Executive Officer             1995    145,208  23,000       --             208(3)
 and Director                                   1994    125,000  42,500       --              32(3)

Paul H. Levine(1).............................. 1996    160,000 120,000    55,606(2)         510(3)
 Chairman of the Board of Directors             1995(4) 160,000 120,000    30,892(2)         510(3)
                                                1994(4) 150,000  49,500       --             332(3)

Chuck Bay...................................... 1996    140,000 112,475    60,000             68(3)
 Vice President, Finance, Chief                 1995    122,167  27,094   180,000             69(3)
 Financial Officer and Secretary                1994        --      --        --             --

W. Geoffrey Stein(5)........................... 1996    124,667  20,000    54,833(2)      75,304(6)
 Vice President and General Counsel             1995        --      --        --             --
                                                1994        --      --        --             --

David E. Anderson(7)........................... 1996    118,731  93,985    55,000        100,818(8)
 Former Vice President, North American          1995     83,425  53,103   200,000             70(3)
 Sales and Corporate Marketing                  1994        --      --        --             --

Aki Fujimura(9)................................ 1996    139,632  60,125   100,000        261,111(8)
 Director and former Vice President, Systems    1995    140,000  31,000       --             221(3)
 Business Unit and Customer Satisfaction        1994    130,000  41,000       --             202(3)
 Group

--------
(1) Mr. Levine was President and Chief Executive Officer of Atria until the combination of Atria Software, Inc. and Pure Software, Inc., in a merger transaction effective August 26, 1996, (the "Pure Atria Combination"), when he became Chairman of the Board of the Company.
(2) Represents the number of shares of PASW Common Stock underlying an option that was originally granted by Atria for Atria capital stock. Such option was assumed by the Company in connection with the Pure Atria Combination and was adjusted to reflect the exchange ratio for the Pure Atria Combination.
(3) Consists of premiums for term life insurance.
(4) The compensation information for this year represents compensation earned by Mr. Levine for services rendered to Atria in such year.

(5) Mr. Stein was General Counsel of Atria until the Pure Atria Combination, when he became Vice President and General Counsel of the Company.
(6) Consists of $75,000 in reimbursement for relocation expenses and $304 in premiums for term life insurance.
(7) Mr. Anderson resigned as an executive officer of the Company effective August 1996.
(8) Includes $167 and $68 of premiums for term life insurance for Mr. Fujimura and Mr. Anderson, respectively, and payments under agreements relating to employment. See "--Employment Contracts."
(9) Mr. Fujimura resigned as an executive officer of the Company effective August 1996. He is currently a Director of the Company.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth, as to the Pure Atria Named Officers, information concerning stock options granted during the year ended December 31, 1996.



                                             INDIVIDUAL GRANTS                 POTENTIAL REALIZABLE VALUE
                                         -------------------------              AT ASSUMED ANNUAL RATES
                            NUMBER OF    PERCENT OF TOTAL                     OF STOCK PRICE APPRECIATION
                           SECURITIES    OPTIONS GRANTED                           FOR OPTION TERM(2)
                           UNDERLYING    TO EMPLOYEES IN  EXERCISE EXPIRATION ----------------------------
          NAME           OPTIONS GRANTED   FISCAL YEAR     PRICE      DATE          5%            10%
          ----           --------------- ---------------- -------- ---------- ------------- --------------
Reed Hastings...........         --            --             --         --             --             --
Paul H. Levine..........      55,606(3)        1.2%       $21.69    01/30/06  $     758,506 $    1,922,203
Chuck Bay...............      60,000(5)        1.3         23.625   11/21/06        891,458      2,259,130
W. Geoffrey Stein.......       3,861(3)         .1         21.69    01/30/06         52,667        133,468
                              50,972(4)        1.1         21.69    07/25/06        695,295      1,762,014
David E. Anderson.......      55,000(5)        1.1         27.75    01/26/06        959,850      2,432,449
Aki Fujimura............     100,000(5)        2.1         27.75    01/26/06      1,745,183      4,422,635

--------
(1) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of the Company.
(2) Under rules promulgated by the Commission, the amounts in these two columns represent the hypothetical gain that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options' ten-year term at assumed annual rates of 5% and 10%. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of PASW Common Stock were to increase at such rates from the price at 1996 year end ($24.75 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $40 and $64, respectively. The 5% and 10% assumed annual rates of appreciation do not represent the Company's estimate or projection of future stock price growth.
(3) These options are nonstatutory, were granted under the Atria 1994 Stock Plan and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms and vest in a series of equal quarterly installments over the next five years of employment. In connection with the Pure Atria Combination , vesting was accelerated by two and one-half years.
(4) These options are either nonstatutory or incentive stock options, were granted under the Atria 1994 Stock Option Plan and have exercise prices equal to the fair market value on the date of grant. All such options have ten- year terms and vest in a series of equal monthly installments over the next 48 months of employment.
(5) These options are either nonstatutory or incentive stock options, were granted under the Pure Atria Option Plan and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms, are exercisable immediately upon grant, and are subject to the Company's repurchase option which lapses as to 25% of the option shares upon completion of one year of service from the vesting commencement date and as to the balance of the option shares in a series of equal monthly installments over the next 36 months of employment thereafter, except for the options of Mr. Fujimura and Mr. Anderson, whose option vesting periods were accelerated in connection with their respective resignations as executive officers of the Company. See "Employment Contracts."

OPTION EXERCISES AND HOLDINGS

  The following table sets forth, as to the Pure Atria Named Officers, certain information concerning stock options exercised during fiscal 1996 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1996. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of PASW Common Stock as of December 31, 1996.

                                               NUMBER OF SECURITIES
                                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                          SHARES              OPTIONS AT FISCAL YEAR-   IN-THE-MONEY OPTIONS AT
                         ACQUIRED                       END               FISCAL YEAR END (1)
                            ON      VALUE    ------------------------- -------------------------
          NAME           EXERCISE  REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- ---------- ----------- ------------- ----------- -------------
Reed Hastings...........     --          --        --          --             --          --
Paul H. Levine..........     --          --    139,632      24,096     $2,374,116    $130,547
Chuck Bay...............  60,000  $1,631,938   120,750      58,750      2,779,781      66,094
W. Geoffrey Stein.......   2,000      15,850    33,621      56,282        115,523     176,764
David E. Anderson.......  30,000     876,642   119,062         --       2,066,250         --
Aki Fujimura............ 175,000   5,314,637   412,183      52,417      8,994,682         --

--------
(1) Market value of underlying securities based on the closing price of PASW Common Stock on December 31, 1996 on Nasdaq of $24.75 minus the exercise price.

EMPLOYMENT CONTRACTS

  In August 1996, the Company entered into agreements with Mr. Fujimura and Mr. Anderson. Mr. Fujimura's agreement provided for a payment and for the acceleration of the vesting of his options in connection with the transition of his role from that of an executive officer to that of an independent Director of, and his agreement to refrain from competing in certain respects with, the Company. Mr. Anderson's agreement provided for certain payments, the acceleration of the vesting of his options, and the forgiveness of a loan with an outstanding principal amount of $100,750 in connection with his agreement to refrain from competing with, and certain consulting services to be provided by him to, the Company. See "Summary Compensation Table." In December 1996, the Company entered into an agreement with Mr. Levine that provided for a payment in connection with the transition of his role from that of an executive officer to that of an independent Director of, and his agreement to refrain from competing in certain respects with, the Company. Payment under this agreement was made in 1997.

           PURE ATRIA CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  None.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

INTRODUCTION

  The Compensation Committee of the Board of Directors (the "Committee") generally determines base salary levels for executive officers of the Company at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance. The Company's executive pay programs are designed to provide a strong and direct link between Company performance and executive pay. The Committee's executive compensation policies are designed to provide competitive levels of compensation and assist the Company in attracting and retaining the most qualified executives in the industry. Target levels of the executive officers' overall compensation are intended to be consistent with compensation of other executives in the Company's industry.

COMPENSATION PHILOSOPHY

  The goals of the compensation program are to align compensation with business objectives and performance against those objectives. In order to achieve these goals, the Company has historically positioned its executive base salary levels (other than the base salary of Reed Hastings, the Chief Executive Officer, which has typically been lower) at approximately the mean of survey data, which includes the companies with whom the Company competes for executive talent. Pay is sufficiently variable that above-average performance for the Company or the individual results in above-average total compensation for the Company's executive officers, and below-average performance results in below-average total compensation. The focus is on corporate performance and individual contributions toward that performance.

COMPENSATION PROGRAM

  The Company uses a total compensation program, which consists of both cash and equity based compensation, and has three components. The three components combined are intended to attract, retain, motivate and reward executives who contribute to the long-term success of the Company. The three components are:

  1.Base Salary. Base salary is primarily used as an attraction and retention device. Base salary increases are made based on long-term contributions to the Company, as determined by the Committee, with the input of senior management at the end of each year. Salary surveys of leading national compensation consultants are analyzed and individual salaries are set based on the experience and contribution levels of the individuals. In general, base salary increases are made based on median increases in the software industry for same-sized companies with similar performance profiles.

  2.Variable Compensation. Executive officers and other employees are eligible to receive variable compensation based on the Company's performance and the achievement of preidentified objectives of the individual and/or the team to which the executive officer or other employee belongs ("Team Achievement Goals" or "TAGs"). The Company's performance is measured by the Company Performance Index, which is calculated each quarter based on the growth of the Company's quarterly operating income and the level of satisfaction of the Company's customers, as indicated by customer response to a Customer Satisfaction Survey circulated by the Company on a quarterly basis. Inadequate Company performance as measured by the Company Performance Index will mean no compensation for employees under this portion of the variable compensation program. Team Achievement Goals are six-month goals established around every January and July. They are reviewed by management and generally available to other employees as well. A dollar value of compensation to be awarded to an employee on completion of the applicable Team Achievement Goals ("Target TAG") is set for each employee. At the end of the applicable six month period, management will determine TAG compensation based on completion of the Team Achievement Goals. TAG compensation may range from 0% to 130% of each individual's Target TAG.

  3.Long-Term Incentives. Long-term incentives are provided through grants of stock options. The Committee is responsible for determining, subject to the terms of the 1995 Stock Option Plan, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each option. Stock options are granted under the 1995 Stock Option Plan and are primarily used to motivate executives to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. Although the Option Plan permits the grant of certain options at below fair market value, to date, all options have been granted at fair market value on the date of the grant.

  An additional important purpose of the stock option awards is to motivate executives to make the types of long-term changes in the financial performance of the business and will maximize long-term total return to stockholders.

OTHER

  In addition to the compensation paid to executive officers as described above, executive officers, like other employees, receive benefits under the Company's health care and life insurance programs. Finally, they are eligible to participate in the Company's Employee Stock Purchase Plan, which permits the purchase of stock at a discount through payroll deductions.

PERFORMANCE MEASUREMENTS AND INDUSTRY COMPARISONS

  The Company believes that the key to its executive compensation program is setting aggressive business goals, integrating the executive compensation program with annual and strategic planning measurement processes, and establishing an industry comparison to test Company results against industry performance levels.

COMPANY PERFORMANCE AND CEO COMPARISON

  As indicated above, the Company's executive compensation program is based upon business performance, with a high percentage of variable compensation. Specifically, the Chief Executive Officer's target base pay level has been set at approximately the 30th percentile for software companies, using data specifically for software companies of similar size. In the past, Mr. Hastings' total compensation has tracked the overall financial performance of the Company.

                                     COMPENSATION COMMITTEE
                                     OF THE BOARD OF DIRECTORS

                                     Thomas A. Jermoluk
                                     Louis J. Volpe
                                     David A. Litwack

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

  The following graph compares the Company's cumulative total stockholder return with those of the Nasdaq Stock Market--U.S. Index and the H&Q Technology Index. The graph assumes that $100 was invested on August 1, 1995 (the effective date of the Company's initial public offering) in (i) the PASW Common Stock, (ii) the Nasdaq Stock Market--U.S. Index and the H&Q Technology Index, including reinvestment of dividends. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                       [PERFORMANCE CHART APPEARS HERE]

                          08/01/95 08/31/95 09/30/95 10/31/95 11/30/95 12/31/95
                          -------- -------- -------- -------- -------- --------
Pure Atria ..............  100.00   163.24   210.29   216.18   192.65   189.71
H&Q Technology ..........  100.00   103.29   105.72   107.19   105.85   100.06
Nasdaq National Market--
 U.S. ...................  100.00   102.93   105.29   104.54   106.87   106.16
                          01/31/96 02/29/96 03/31/96 04/30/96 05/31/96 06/30/96
                          -------- -------- -------- -------- -------- --------
Pure Atria ..............  151.47   195.59   202.94   233.82   235.29   200.00
H&Q Technology ..........  101.52   106.59   101.93    116.0   117.73   109.12
Nasdaq National Market--
 U.S. ...................  106.93   110.99   111.13   120.13   125.46   119.56
                          07/31/96 08/31/96 09/30/96 10/31/96 11/30/96 12/31/96
                          -------- -------- -------- -------- -------- --------
Pure Atria ..............  147.06   180.88   222.06   160.29   163.97   145.59
H&Q Technology ..........   97.88   103.80   115.76   114.09   127.53   124.06
Nasdaq National Market--
 U.S. ...................  109.03   115.17   123.79   123.25   130.42   130.26

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

  It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                     THE BOARD OF DIRECTORS

Sunnyvale, California

April 11, 1997

                           PURE ATRIA CORPORATION

                        EMPLOYEE STOCK PURCHASE PLAN


     The following constitute the provisions of the Employee Stock Purchase Plan of Pure Atria Corporation.

     1.  Purpose.  The purpose of the Plan is to provide Employees of the
         -------
Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.  Definitions.
         -----------

          (a) "Board" shall mean the Board of Directors of the Company.
               -----

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

          (c) "Common Stock" shall mean the Common Stock of the Company.
               ------------

          (d) "Company" shall mean Pure Atria Corporation and any Designated
               -------
Subsidiary of the Company.

          (e) "Compensation" shall mean (i) the regular base salary paid to an
               ------------
Employee by the Company during such individual's period of participation in the Plan, plus (ii) any pre-tax contributions made by the Employee to any Code
Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Company, plus (iii) all of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive type payments. However, Compensation shall not include any contributions made on the Employee's behalf by the Company to any deferred compensation plan or welfare benefit program now or hereafter established.

          (f) "Designated Subsidiary" shall mean any Subsidiary which has been
               ---------------------
designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          (h) "Enrollment Date" shall mean the first day of each Offering
               ---------------
Period.

          (i) "Entry Date" shall mean the date an Employee first joins an
               ----------
Offering Period under the Plan.

          (j) "Exercise Date" shall mean the last day of each Purchase Period.
               -------------

          (k) "Fair Market Value" shall mean, as of any date, the value of
               -----------------
Common Stock determined as follows:

              (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

              (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board; or,

              (4)  For purposes of the Enrollment Date of the first
Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company's Common Stock (the "Registration Statement").

                   (l)  "Offering Periods" shall mean the periods during
                         ----------------
which an option granted pursuant to the Plan may be exercised, having an Enrollment Date immediately following the last Exercise Date of any preceding Offering Period and a duration of twenty-four (24) months, except as may be otherwise established by the Board, and except that the first Offering Period under the Plan shall commence with the time that the underwriting agreement for the initial public offering of the Common Stock is executed and finally priced, and shall end on the last business day of June, 1997. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

                   (m)  "Plan" shall mean this Employee Stock Purchase Plan.
                         ----

                   (n) "Purchase Price" shall mean an amount equal to 85% of
                        --------------
the Fair Market Value of a share of Common Stock on the Employee's Entry Date into the Offering Period or on the Exercise Date, whichever is lower.

                   (o) "Purchase Period" shall mean the period commencing
                        ---------------
after one Exercise Date and ending six months later (unless designated by the Board to have a different term), except that the first Purchase Period of the first Offering Period under the Plan shall commence on the Enrollment Date and shall end on the last business day of December, 1995.

                   (p) "Reserves" shall mean the number of shares of Common
                        --------
Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

                   (q) "Semi-Annual Entry Date" shall mean the first day of
                        ----------------------
each Purchase Period.

                   (r) "Subsidiary" shall mean a corporation, domestic or
                        ----------
foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                   (s) "Trading Day" shall mean a day on which national stock
                        -----------
exchanges and the Nasdaq System are open for trading.

     3.  Eligibility.
         -----------

                   (a) Any Employee who shall be employed by the Company on a given Semi-Annual Entry Date shall be eligible to participate in the Plan. An Employee may participate in only one Offering Period at a time.

                   (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined by the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by consecutive
        ----------------
Offering Periods, which may overlap, with a new Offering Period commencing on such Enrollment Date as the Board shall determine, and continuing thereafter for its duration, unless terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5.  Participation.
         -------------

         (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office by the applicable Semi-Annual Entry Date; except that if the Employee has by the applicable Semi-Annual Entry Date notified the Company of the Employee's intent to participate in the respective Offering Period and at that time given the Company all other required information, the subscription agreement may be filed up to ten (10) business days following such Semi-Annual Entry Date.

         (b) Payroll deductions for a participant shall commence on the first payroll following the Employee's Entry Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

     6.  Payroll Deductions.
         ------------------

         (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

         (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

         (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

         (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase

Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

         (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee. The Company shall have the right to enter into agreements with tax authorities regarding option valuation, reporting, withholding requirements and related matters (which in some jurisdictions may be treated as binding upon the Employee).

     7. Grant of Option. On the Entry Date of each eligible Employee
        ---------------
participating in an Offering Period, such Employee shall be granted an option to purchase on each succeeding Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 600 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

     8. Exercise of Option. Unless a participant withdraws from the Plan as
        ------------------
provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9. Delivery. As promptly as practicable after each Exercise Date on which
        --------
a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Alternatively, the participant may request the issuance of such certificate in "street name" for immediate deposit in a Company-designated-brokerage account.

     10.  Withdrawal.
          ----------

         (a) A participant may, at any time on or before the fifth (5th) business day preceding the next Exercise Date, terminate an outstanding purchase right under the Plan by giving written notice to the Company in the form of Exhibit B to this Plan. No further payroll deductions shall be collected from the participant with respect to the terminated purchase right, and all payroll deductions collected for the Purchase Period in which such termination occurs shall, at the participant's election, be immediately refunded or held for the purchase of shares on the Exercise Date immediately following such termination. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

         (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11.  Termination of Employment.
          -------------------------

         Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to
Section 10 hereof, and such individual (or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof) shall have the following election with respect to the payroll deductions made to date in the Purchase Period in which such cessation of eligible Employee status occurs:

         1) to withdraw all of those deductions, or

         2) provided that such cessation of eligible Employee status occurs no more than ninety (90) days prior to the next Exercise Date, to have such funds held for the purchase of shares on the next Exercise Date.

         If no such election is made within the thirty (30) day period following such cessation of eligible Employee status or (if earlier) prior to the next Exercise Date, then the collected payroll deductions shall be refunded as soon as possible. In no event, however, may any payroll deductions be made on the participant's behalf following their cessation of eligible Employee status.

     12. Interest. No interest shall accrue on the payroll deductions of a
         --------
participant in the Plan.

     13.  Stock.
          -----

         (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall initially be eight hundred thousand (800,000) shares, subject to increase by the number of additional shares purchased by the Company on the open market, up to a maximum of three hundred thousand (300,000) such additional shares during each of the years 1997, 1998 and 1999, and subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

         (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

         (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

     14. Administration. The Plan shall be administered by the Board or a
         --------------
committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

     15.  Designation of Beneficiary.
          --------------------------

         (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

         (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16. Transferability. Neither payroll deductions credited to a
         ---------------
participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     17. Use of Funds. All payroll deductions received or held by the Company
         ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18. Reports. Individual accounts shall be maintained for each participant
         -------
in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation,
         ---------------------------------------------------------------------
Merger or Asset Sale.
---------------------

         (a) Changes in Capitalization. Subject to any required action by the
             -------------------------
shareholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         (b) Dissolution or Liquidation. In the event of the proposed
             --------------------------
dissolution or liquidation of the Company, the Offering Periods shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

         (c) Merger or Asset Sale. In the event of a proposed sale of all or
             --------------------
substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise

Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     20.  Amendment or Termination.
          ------------------------

         (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

         (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     21. Notices. All notices or other communications by a participant to the
         -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with
         ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan. The Plan shall become effective upon the earlier to
         ------------
occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten
(10) years unless sooner terminated under Section 20 hereof.

     24. Automatic Transfer to Low Price Offering Period. To the extent
         -----------------------------------------------
permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

                                  EXHIBIT A
                                  ---------

                              [NAME OF COMPANY]

                     [1996] EMPLOYEE STOCK PURCHASE PLAN

                           SUBSCRIPTION AGREEMENT



_____ Original Application                               Entry Date: ___________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1. ______________________________ hereby elects to participate in the Pure Atria Corporation Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 1 to 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of

   [_]  (Employee or Employee and Spouse only): ______________________________

        ___________________________________ .

   [_]  Issued in street name and delivered to my designated brokerage account.

6. A. For Employees Subject to U.S. Taxation: I understand that if I dispose
      --------------------------------------
   of any shares received by me pursuant to the Plan within 2 years after my Entry Date or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in
                                      ---------------------------------------
   writing within 30 days after the date of any disposition of my shares and I
   ---------------------------------------------------------------------------
   will make adequate provision for Federal, state or other tax withholding
   ------------------------------------------------------------------------
   obligations, if any, which arise upon the disposition of the Common Stock.
   --------------------------------------------------------------------------
   The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or
   (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

   B. For Employees Subject to Taxation in Other Jurisdictions: I understand that the option or shares received may be subject to taxation in the country of my employment and that the Company may be required to report and/or withhold tax related to such receipt. I also understand that the Company may enter into binding agreements with certain foreign tax authorities which may affect the taxability of such options or shares, the reporting requirements and/or the withholding requirements.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


NAME:  (Please print)__________________________________________________________
                            (First)         (Middle)               (Last)


______________________________________   ______________________________________
Relationship

                                         ______________________________________
                                                         (Address)

Employee's Social Security Number:       ______________________________________



Employee's Address:                      _____________________________________

                                         _____________________________________

                                         _____________________________________


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated:____________________________       _____________________________________
                                                 Signature of Employee


                                         _____________________________________
                                         Spouse's Signature
                                         (If beneficiary other than spouse)

                                  EXHIBIT B
                                  ---------

                           PURE ATRIA CORPORATION

                        EMPLOYEE STOCK PURCHASE PLAN

                            NOTICE OF WITHDRAWAL


     The undersigned participant in the Offering Period of the Pure Atria Corporation Employee Stock Purchase Plan (the "Plan") which began on ____________, 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period, unless the employee elects to have such funds held for the purchase of shares on the next Exercise Date, by indicating below:

     [_] I am withdrawing no more than ninety (90) days prior to the next scheduled Exercise Date, and I elect to have all my payroll deductions made with respect to the current Offering Period held for the purchase of shares on the next Exercise Date, pursuant to the terms of the Plan.

     The undersigned understands and agrees that except for the purchase which may be elected above, his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                         Name and Address of Participant:

                                         ________________________________

                                         ________________________________

                                         ________________________________


                                         Signature:


                                         ________________________________

                                         Date:___________________________

                             PURE ATRIA CORPORATION
                 PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of PURE ATRIA CORPORATION, a Delaware corporation, hereby acknowledges receipt of this Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated April 11, 1997, and hereby appoints Geoff Stein and Chuck Bay, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of PURE ATRIA CORPORATION to be held on Friday, May 9, 1997, at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.

  A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

  1. ELECTION OF DIRECTORS:

    Nominees: Aki Fujimura, Reed Hastings, Thomas A. Jermoluk, Paul Levine, David A. Litwack, and Louis J. Volpe

                             [_] FOR   [_] WITHHELD

    --------------------------------------------------------------------------
    For all nominees except as noted above.


               (Continued and to be signed on the reverse side.)




  2. PROPOSAL TO APPROVE AND RATIFY THE COMPANY'S AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

  3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

  THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                     Signature: _______________

                                                     Date: ____________________


                                                     Signature: _______________

                                                     Date: ____________________

  (THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.)